Exhibit 99.1

COASTAL FINANCIAL CORPORATION ANNOUNCES THIRD QUARTER 2018 RESULTS

Company release: October 23, 2018

2018 Third Quarter Highlights:

•	Net income totaled $2.6 million for the third quarter of 2018, or $0.22 per diluted common share, up 18.2% from $2.2 million for the second quarter of 2018.
•	Total assets were $917.0 million at September 30, 2018, up 7.8% from $850.9 million at June 30, 2018.
•	Total loans receivable grew at a rate of 17.8% annualized for the nine months ended September 30, 2018.
•	Total deposits grew at a rate of 13.5% annualized for the nine months ended September 30, 2018.
•	Noninterest bearing deposits at September 30, 2018 were 36.9% of total deposits.
•	Cost of deposits were 0.44% for the third quarter of 2018, up 0.04% from the second quarter of 2018.
•	Initial public offering of 2,577,500 shares of common stock completed, on July 18, 2018, for net proceeds of $33.2 million.

Everett, WA – Coastal Financial Corporation (NASDAQ: CCB) (the “Company”) today reported unaudited financial results for the third quarter 2018.  Net income for the third quarter of 2018 was $2.6 million, or $0.22 per diluted common share, compared with net income of $2.2 million, or $0.24 per diluted share, for the second quarter of 2018.

On July 18, 2018, the Company closed its initial public offering of 2,577,500 shares of common stock, including the exercise of the over-allotment of 427,500 shares, for net proceeds of $33.2 million after deducting underwriting discounts, commissions, and estimated offering expenses.

Eric Sprink, President and CEO, commented, “We had a solid third quarter with record earnings of $2.6 million, record loan growth of $43.6 million, and deposit growth of $30.3 million of which $26.5 million of the growth was in noninterest bearing deposits.  The strong increases in loans and core deposits starts to leverage a portion of the $33.2 million in capital raised in our July initial public offering (IPO) and positions us well for future earnings.  We also took advantage of an opportunity to hire local and experienced staff in third quarter to open our fourteenth branch on October 9, 2018.  The new branch in Edmonds, Washington (a $975 million deposit market – based on FDIC Summary of Deposits as of June 30, 2018) positions us well for future deposit growth and to continue leveraging capital through our organic growth strategy.  In addition to growing the Bank, we continue to explore opportunities with Fintech companies with the aim of building another recurring fee income source.”

The Company had net income of $6.6 million for the nine months ended September 30, 2018, or $0.66 per diluted common share, compared to $5.1 million, or $0.55 per diluted common share for the nine months ended September 30, 2017.

Results of Operations

Net interest income was $8.8 million for the three months ended September 30, 2018, an increase of 6.0% from $8.3 million for the second quarter of 2018, and an increase of 17.3% from $7.5 million for the third quarter of 2017.

Increases over the prior quarter and prior year were the result of growth in interest earning assets, primarily loans, and improvements in net interest margin. Net interest income for the nine months ended September 30, 2018 totaled $24.9 million, an increase of 15.3% compared to the same period last year. The $3.3 million increase in net interest income over the same period last year was primarily related to growth in loan balances. During the nine months ended September 30, 2018, the average balance of total loans receivable increased by $77.2 million, compared to the same period last year. The $3.5 million increase in loan interest income was partially offset by increased deposit costs of $683,000 from the growth in the average balance of our deposits of $47.2 million and an increase in the cost of deposit funds of 15 basis points, compared to the same period last year.

Net interest margin for the quarter ended September 30, 2018 decreased 13 basis points to 4.13% from 4.26% for the second quarter of 2018 and decreased one basis point from 4.14% for the third quarter of 2017. The net interest margin for the quarter ended September 30, 2018 is a normalized margin, as compared to prior quarters. The quarter ended June 30, 2018 included significant prepayment penalties and deferred fees recognized on loans paid off.  The slight decrease from the same period one year ago is primarily related to increased deposit costs over the period and a slight shift in the mix of interest earning assets of approximately 3% to more lower yielding interest bearing deposits from loans receivable. This allocation shift is a result of cash received from the IPO, which is temporary and will be gradually deployed into higher earning assets.

Net interest margin for the nine months ended September 30, 2018 increased eight basis points to 4.17% from 4.09% for the comparable period last year. The increase in net interest margin over the comparable period in the prior year was primarily due to increases in loan volume as a percent of earning assets and higher prepayment penalties and deferred fees recognized on loans paid off in the first two quarters of 2018, and to a lesser extent, increases in average loan yields.

Loan yields for the quarter ended September 30, 2018 were 5.12%, an increase of one basis point from 5.11% for the quarter ended June 30, 2018, and a ten basis point increase from 5.02% for the quarter ended September 30, 2017. Loan yields for the nine months ended September 30, 2018 were 5.10%, an increase of 12 basis points from 4.98% for the nine months ended September 30, 2017. Contractual loan yields approximated 5.02% for the three months ended September 30, 2018, 4.92% for the three months ended June 30, 2018, and 4.91% for the three months ended September 30, 2017.  The ten basis point increase in contractual loan yields, as compared to prior quarter, was from pricing new loans at higher rates and variable loans repricing with the increase in Federal Funds rate.

The following table shows the Company’s key performance ratios for the periods indicated.

	Three months ended			Nine months ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Return on average assets (1)	1.18%	1.09%	1.02%	1.07%	0.92%
Return on average shareholders’ equity (1)	10.59%	12.90%	11.75%	11.37%	10.41%
Yield on earnings assets (1)	4.62%	4.73%	4.54%	4.64%	4.48%
Yield on loans receivable (1)	5.12%	5.11%	5.02%	5.10%	4.98%
Cost of funds (1)	0.53%	0.50%	0.43%	0.50%	0.41%
Cost of deposits (1)	0.44%	0.40%	0.33%	0.40%	0.31%
Net interest margin (1)	4.13%	4.26%	4.14%	4.17%	4.09%
Noninterest expense to average assets (1)	2.99%	3.15%	3.12%	3.07%	3.02%
Efficiency ratio	63.59%	66.77%	66.50%	66.09%	67.44%
Loans receivable to deposits	96.08%	94.12%	92.55%	96.08%	92.55%

(1) annualized calculations

Noninterest income was $1.5 million for the third quarter of 2018, an increase of $333,000 from $1.2 million for the second quarter of 2018 and an increase of $296,000 from $1.3 million for the comparable period one year ago. The increase compared to the prior quarter and to the same quarter one year ago was primarily due fees earned from wholesale banking services provided which resulted in an additional $286,000 of income during the quarter, and additional $328,000 of income compared to the same quarter last year. Additional noninterest income in the current quarter as compared to the same quarter one year ago were related to increases in existing deposit fees and the introduction of few new deposit fees. Our deposit fees are now roughly in line with peers. Sublease and lease income decreased in the third quarter 2018, as compared to the third quarter 2017, as a result of a long-term tenant electing to not renew its lease.

Noninterest income was $3.9 million for the nine months ended September 30, 2018, compared to $3.1 million for the nine months ended September 30, 2017. The increase was primarily related to wholesale banking services and increases in deposit fees. Loan referral fee income, which is earned when a borrower enters into an interest rate swap agreement with a third party also grew and totaled $453,000 for the nine months ended September 30, 2018, an increase of $177,000 from the same period last year.

Total noninterest expense for the current quarter increased 3.1% to $6.6 million from $6.4 million for the preceding quarter and increased 13.8% from $5.8 million from the comparable period one year ago. The increased expenses for the current quarter compared to the prior quarter and previous quarter one year ago were primarily due to increases in salary expenses. Full time equivalent employees increased 4% during the current quarter and increased 9% from the same quarter one year ago. Staffing increases are due to the continued organic growth initiatives, and includes increases in sales staff, including hiring new banking teams, and additional back office staffing to support the incremental increases in banking teams and for operation as a public company.  During the quarter legal and professional fees continued to be higher by $37,000 as a result of growth initiatives and credit actions, $68,000 of expenses related to hiring staff early for new Edmonds branch plus ordinary costs associated with opening a new branch, and increasing our unfunded commitment reserve by $54,000 for increased loan commitments.

Total noninterest expense for the nine months ended September 30, 2018 totaled $19.0 million, an increase of 14.5% compared to the same period last year. The increase is primarily attributable to increased salary expense from our organic growth initiatives, new wholesale banking services, and early termination of a contract for $120,000.

The provision for income taxes decreased approximately 30% for the current quarter and the nine months ended September 30, 2018, compared to the same periods last year, primarily due to the Tax Cuts and Jobs Act legislation which was signed into law on December 22, 2017. The Company used federal statutory tax rates of 21% and 34% for the nine months ended September 30, 2018, and 2017, respectively, as a basis for calculating provision for income taxes.

Balance Sheet

The Company’s total assets increased $111.2 million, or 13.8%, to $917.0 million at September 30, 2018 from $805.8 million at December 31, 2017 due to the Company’s successful IPO and organic growth initiatives.

Total loans receivable, net of allowance for loan losses, increased $86.4 million, or 13.3%, to $735.2 million at September 30, 2018 from $648.8 million at December 31, 2017.  The growth in loans receivable was due primarily to increases in commercial real estate loans of $65.1 million.

The following table summarizes the loan portfolio at the periods indicated.

	As of
	September 30, 2018		December 31, 2017		September 30, 2017
(Dollars in thousands)	Balance	% to Total	Balance	% to Total	Balance	% to Total

Commercial and industrial loans	$85,554	11.5%	$88,688	13.5%	$87,418	13.9%
Real estate:
Construction, land and
land development	62,222	8.4	41,641	6.3	41,098	6.5
Residential	91,995	12.3	87,031	13.3	66,962	10.6
Commercial real estate	502,782	67.5	437,717	66.6	433,707	68.7
Consumer and other	2,583	0.3	2,058	0.3	1,870	0.3
Gross loans receivable	745,136	100.0%	657,135	100.0%	631,055	100.0%
Net deferred origination fees	(816)		(347)		(613)
Loans receivable	$744,320		$656,788		$630,442

Total deposits increased $71.4 million, or 10.2%, to $774.7 million at September 30, 2018 from $703.3 million at December 31, 2017.  The increase in deposits included increases in noninterest bearing deposit accounts of $43.6 million, or 18.0%.

The following table summarizes the deposit portfolio at the periods indicated.

	As of
	September 30, 2018		December 31, 2017		September 30, 2017
(Dollars in thousands)	Balance	% to Total	Balance	% to Total	Balance	% to Total

Demand, noninterest bearing	$285,979	36.9%	$242,358	34.5%	$242,607	35.6%
NOW and money market	340,930	44.0	326,412	46.4	309,856	45.5
Savings	49,430	6.4	43,876	6.2	45,696	6.7
Time deposits less than $250,000	63,715	8.2	60,445	8.6	56,308	8.3
Time deposits $250,000 and over	34,668	4.5	30,204	4.3	26,732	3.9
Total	$774,722	100.0%	$703,295	100.0%	$681,199	100.0%

Total shareholders’ equity increased $39.6 million, or 60.2%, to $105.3 million at September 30, 2018 from $65.7 million at December 31, 2017.  The Company’s successful IPO in July of 2018 increased capital by $33.2 million. The remaining increase in shareholders’ equity was primarily due to net income earned during the year. The Company contributed $15.0 million of the $33.2 million to the Bank.

Capital Ratios

The Company and the Bank remain well capitalized at September 30, 2018, as summarized in the following table.

Capital Ratios:	Coastal Community Bank	Coastal Financial Corporation	Financial Institution Basel III Regulatory Guidelines

Tier 1 leverage capital	11.42%	12.60%	5.00%
Tier 1 risk-based capital	12.82%	14.17%	8.00%
Common Equity Tier 1 risk-based capital	12.82%	13.72%	6.50%
Total risk-based capital	14.03%	16.65%	10.00%

Asset Quality

The allowance for loan losses was 1.22% of loans receivable at September 30, 2018. Provision for loan losses totaled $508,000 for the current quarter, $392,000 for the preceding quarter, and $65,000 for the same quarter in the prior year. Net recoveries totaled $63,000 for the quarter ended September 30, 2018 compared to net charge-offs of $7,000 for quarter ended September 30, 2017.

Provision for loan losses totaled $1.4 million for the nine months September 30, 2018 and $504,000 for the same period in the prior year. Net charge-offs totaled $307,000 for the nine months ended September 30, 2018 compared to net charge-offs of $101,000 for nine months ended September 30, 2017.

Nonperforming assets were $2.5 million, or 0.27% of total assets, at September 30, 2018, compared to $2.1 million, or 0.26% of total assets at December 31, 2017.  There were no repossessed assets or other real estate owned at September 30, 2018.

Nonperforming loans to loans receivable ratio was 0.34% at September 30, 2018, compared to 0.32% at December 31, 2017.  Classified loans were $10.1 million at September 30, 2018, an increase of $2.2 million, as compared to $7.9 million at December 31, 2017.

The following table details the Company’s nonperforming assets for the periods indicated:

	As of
	September 30,	December 31,	September 30,
(Dollars in thousands)	2018	2017	2017

Nonaccrual loans:
Commercial and industrial loans	$1,170	$372	$454
Real estate:
Construction, land and land development	-	-	-
Residential	74	88	150
Commercial real estate	-	345	580
Commercial real estate - troubled debt restructure	1,277	1,315	1,328
Consumer and other loans	-	-	-
Total nonaccrual loans	2,521	2,120	2,512
Total accruing loans past due 90 days or more	-	-	-
Total nonperforming loans	2,521	2,120	2,512
Other real estate owned	-	-	-
Repossessed assets	-	-	-
Total nonperforming assets	$2,521	$2,120	$2,512
Troubled debt restructurings, accruing	-	-	3,978
Total nonperforming loans to loans receivable	0.34%	0.32%	0.40%
Total nonperforming assets to total assets	0.27%	0.26%	0.32%

About Coastal Financial

Coastal Financial Corporation is an Everett-based Washington State bank holding company with Coastal Community Bank (the “Bank”), a full-service commercial bank, as its sole wholly-owned banking subsidiary.  The Bank operates through its 14 branches in Snohomish, Island, and King Counties, the Internet and its mobile banking application.  More information about the Bank can be found on its website at www.coastalbank.com and its investor relations page.

Contact

Eric Sprink, President & Chief Executive Officer, (425) 357-3659

Joel Edwards, Executive Vice President & Chief Financial Officer, (425) 357-3687

Forward-Looking Statements

This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.

Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. Such factors include, without limitation, those listed from time to time in reports that the Company files with the Securities and Exchange Commission.  These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

COASTAL FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands; unaudited)

ASSETS
	September 30,	June 30,	December 31,
	2018	2018	2017
Cash and due from banks	$16,837	$14,217	$13,787
Interest earning deposits with other banks	98,671	77,232	75,964
Investment securities, available for sale, at fair value	35,749	36,013	36,927
Investment securities, held to maturity, at amortized cost	1,290	1,304	1,409
Other investments	3,766	3,766	3,680
Loans receivable	744,320	700,692	656,788
Allowance for loan losses	(9,111)	(8,540)	(8,017)
Total loans receivable, net	735,209	692,152	648,771
Premises and equipment, net	12,845	12,963	13,121
Accrued interest receivable	2,299	2,290	2,274
Bank-owned life insurance, net	6,640	6,592	6,500
Deferred tax asset, net	2,309	2,253	2,092
Other assets	1,414	2,140	1,228
Total assets	$917,029	$850,922	$805,753

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$774,722	$744,468	$703,295
Federal Home Loan Bank (FHLB) advances	20,000	20,000	20,000
Subordinated debt	9,961	9,957	9,950
Junior subordinated debentures	3,581	3,580	3,579
Deferred compensation	1,102	1,127	1,175
Accrued interest payable	257	241	228
Other liabilities	2,130	2,059	1,815
Total liabilities	811,753	781,432	740,042

SHAREHOLDERS’ EQUITY
Common stock	86,334	52,946	52,521
Retained earnings	20,966	18,364	14,134
Accumulated other comprehensive loss, net of tax	(2,024)	(1,820)	(944)
Total shareholders’ equity	105,276	69,490	65,711
Total liabilities and shareholders’ equity	$917,029	$850,922	$805,753

COASTAL FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts; unaudited)

	Three months ended
	September 30, 2018	June 30, 2018	September 30, 2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$9,262	$8,778	$7,908
Interest on interest earning deposits with other banks	458	236	171
Interest on investment securities	156	155	135
Dividends on other investments	18	62	3
Total interest and dividend income	9,894	9,231	8,217
INTEREST EXPENSE
Interest on deposits	851	712	540
Interest on borrowed funds	195	216	192
Total interest expense	1,046	928	732
Net interest income	8,848	8,303	7,485
PROVISION FOR LOAN LOSSES	508	392	65
Net interest income after provision for loan losses	8,340	7,911	7,420
NONINTEREST INCOME
Deposit service charges and fees	800	771	725
Wholesale banking service fees	328	42	-
Loan referral fees	209	114	234
Mortgage broker fees	52	69	80
Sublease and lease income	10	4	56
Gain on sale of loans	-	78	18
Other	147	135	137
Total noninterest income	1,546	1,213	1,250
NONINTEREST EXPENSE
Salaries and employee benefits	4,027	3,910	3,491
Occupancy	798	804	784
Data processing	501	492	463
Director and staff expenses	213	136	172
Excise taxes	146	134	119
Marketing	110	86	148
Legal and professional fees	142	130	87
Federal Deposit Insurance Corporation (FDIC) assessments	83	79	90
Business development	81	72	68
Other	509	511	387
Total noninterest expense	6,610	6,354	5,809
Income before provision for income taxes	3,276	2,770	2,861
PROVISION FOR INCOME TAXES	674	569	957
NET INCOME	$2,602	$2,201	$1,904

Basic earnings per share	$0.23	$0.24	$0.21
Diluted earnings per share	$0.22	$0.24	$0.21
Weighted average number of common shares outstanding:
Basic	11,338,320	9,265,153	9,235,344
Diluted	11,609,978	9,284,947	9,238,808

COASTAL FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts; unaudited)

	Nine months ended
	September 30, 2018	September 30, 2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$26,229	$22,741
Interest on interest earning deposits with other banks	949	458
Interest on investment securities	463	385
Dividends on other investments	91	77
Total interest and dividend income	27,732	23,661
INTEREST EXPENSE
Interest on deposits	2,209	1,526
Interest on borrowed funds	594	551
Total interest expense	2,803	2,077
Net interest income	24,929	21,584
PROVISION FOR LOAN LOSSES	1,401	504
Net interest income after provision for loan losses	23,528	21,080
NONINTEREST INCOME
Deposit service charges and fees	2,258	1,924
Wholesale banking service fees	370	-
Loan referral fees	453	276
Mortgage broker fees	158	195
Sublease and lease income	71	167
Gain on sale of loans	142	102
Other	414	437
Total noninterest income	3,866	3,101
NONINTEREST EXPENSE
Salaries and employee benefits	11,672	9,947
Occupancy	2,425	2,253
Data processing	1,472	1,311
Director and staff expenses	493	450
Excise taxes	404	344
Marketing	253	298
Legal and professional fees	352	281
Federal Deposit Insurance Corporation (FDIC) assessments	247	271
Business development	241	195
Other	1,472	1,298
Total noninterest expense	19,031	16,648
Income before provision for income taxes	8,363	7,533
PROVISION FOR INCOME TAXES	1,717	2,440
NET INCOME	$6,646	$5,093

Basic earnings per share	$0.67	$0.55
Diluted earnings per share	$0.66	$0.55
Weighted average number of common shares outstanding:
Basic	9,956,449	9,233,421
Diluted	10,051,415	9,236,175

COASTAL FINANCIAL CORPORATION

AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY

(Dollars in thousands; unaudited)

	For the Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average	Interest &	Yield /	Average	Interest &	Yield /	Average	Interest &	Yield /
	Balance	Dividends	Cost (4)	Balance	Dividends	Cost (4)	Balance	Dividends	Cost (4)
Assets
Interest earning assets:
Interest earning deposits	$90,301	$458	2.01%	$50,750	$236	1.87%	$53,959	$171	1.26%
Investment securities (1)	39,613	156	1.56	39,642	155	1.57	36,458	135	1.47
Other Investments	3,000	18	2.38	3,200	62	7.77	3,043	3	0.39
Loans receivable (2)	717,260	9,262	5.12	688,975	8,778	5.11	624,463	7,908	5.02
Total interest earning assets	$850,174	$9,894	4.62	$782,567	$9,231	4.73	$717,923	$8,217	4.54
Noninterest earning assets:
Allowance for loan losses	(8,782)			(8,522)			(7,890)
Other noninterest earning assets	37,000			36,277			37,293
Total assets	$878,392			$810,322			$747,326

Liabilities and Shareholders’ Equity
Interest bearing liabilities:
Interest bearing deposits	$488,183	$851	0.69%	$464,133	$712	0.62%	$428,036	$540	0.50%
Subordinated debt	9,959	148	5.90	9,955	147	5.92	9,945	148	5.90
Junior subordinated debentures	3,580	41	4.54	3,580	39	4.37	3,579	31	3.44
FHLB advances and other borrowings	964	6	2.47	5,972	30	2.01	3,294	13	1.57
Total interest bearing liabilities	$502,686	$1,046	0.83	$483,640	$928	0.77	$444,854	$732	0.65
Noninterest bearing deposits	274,549			255,615			233,896
Other liabilities	3,650			2,610			3,557
Total shareholders' equity	97,507			68,457			65,019
Total liabilities and
shareholders' equity	$878,392			$810,322			$747,326
Net interest income		$8,848			$8,303			$7,485
Interest rate spread			3.79%			3.96%			3.89%
Net interest margin (3)			4.13%			4.26%			4.14%

(1) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes nonaccrual loans
(3) Net interest margin represents net interest income divided by the average total interest earning assets
(4) Yields and costs are annualized

COASTAL FINANCIAL CORPORATION

AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE

(Dollars in thousands; unaudited)

	For the Nine Months Ended
	September 30, 2018			September 30, 2017
	Average	Interest &	Yield /	Average	Interest &	Yield /
	Balance	Dividends	Cost (4)	Balance	Dividends	Cost (4)
Assets
Interest earning assets:
Interest earning deposits	$69,818	$949	1.82%	$56,284	$458	1.09%
Investment securities (1)	39,657	463	1.56	36,377	385	1.42
Other Investments	3,038	91	4.00	2,875	77	3.58
Loans receivable (2)	687,165	26,229	5.10	609,981	22,741	4.98
Total interest earning assets	$799,678	$27,732	4.64	$705,517	$23,661	4.48
Noninterest earning assets:
Allowance for loan losses	(8,478)			(7,811)
Other noninterest earning assets	36,960			39,990
Total assets	$828,160			$737,696

Liabilities and Shareholders’ Equity
Interest bearing liabilities:
Interest bearing deposits	$472,266	$2,209	0.63%	$425,030	$1,526	0.48%
Subordinated debt	9,955	439	5.90	9,941	439	5.90
Junior subordinated debentures	3,580	116	4.33	3,578	90	3.36
FHLB advances and other borrowings	2,577	39	2.02	2,179	22	1.35
Total interest bearing liabilities	$488,378	$2,803	0.77	$440,728	$2,077	0.63
Noninterest bearing deposits	258,586			228,507
Other liabilities	3,038			3,069
Total shareholders' equity	78,158			65,392
Total liabilities and
shareholders' equity	$828,160			$737,696
Net interest income		$24,929			$21,584
Interest rate spread			3.87%			3.85%
Net interest margin (3)			4.17%			4.09%

(1) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes nonaccrual loans
(3) Net interest margin represents net interest income divided by the average total interest earning assets
(4) Yields and costs are annualized

COASTAL FINANCIAL CORPORATION

QUARTERLY STATISTICS

(Dollars in thousands, except share and per share data; unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Income Statement Data:
Interest and dividend income	$9,894	$9,231	$8,607	$8,452	$8,217
Interest expense	1,046	928	829	798	732
Provision for loan losses	508	392	501	366	65
Net interest income after
provision for loan losses	8,340	7,911	7,277	7,288	7,420
Noninterest income	1,546	1,213	1,107	1,053	1,250
Noninterest expense	6,610	6,354	6,067	5,785	5,809
Provision for income tax	674	569	474	2,213	957
Net income	2,602	2,201	1,843	343	1,904
Adjusted net income (1)	2,602	2,201	1,843	1,638	1,904

	As of Period End or for the three month period
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Balance Sheet Data:
Cash and cash equivalents	$115,508	$91,449	$94,569	$89,751	$86,531
Investment securities	37,039	37,317	37,338	38,336	40,201
Loans receivable	744,320	700,692	678,515	656,788	630,442
Allowance for loan losses	(9,111)	(8,540)	(8,423)	(8,017)	(7,947)
Total assets	917,029	850,922	830,962	805,753	778,609
Interest bearing deposits	488,743	485,019	473,268	460,937	438,592
Noninterest bearing deposits	285,979	259,449	254,000	242,358	242,607
Total deposits	774,722	744,468	727,268	703,295	681,199
Total borrowings	33,542	33,537	33,534	33,529	28,526
Total shareholders’ equity	105,276	69,490	66,927	65,711	65,558

Share and Per Share Data (2)(3):
Earnings per share – basic	$0.23	$0.24	$0.20	$0.04	$0.21
Earnings per share – diluted	$0.22	$0.24	$0.20	$0.04	$0.21
Adjusted earnings per share - diluted (4)				$0.18
Dividends per share	-	-	-	-	-
Book value per share (5)	$8.86	$7.47	$7.23	$7.10	$7.09
Tangible book value per share (6)	$8.86	$7.47	$7.23	$7.10	$7.09
Weighted avg outstanding shares – basic	11,338,320	9,265,153	9,241,620	9,237,660	9,235,344
Weighted avg outstanding shares – diluted	11,609,978	9,284,947	9,247,209	9,240,737	9,238,808
Shares outstanding at end of period	11,886,473	9,298,553	9,253,303	9,248,901	9,249,006
Stock options outstanding at end of period	682,190	707,460	768,850	668,934	669,394

Credit Quality Ratios:
Nonperforming assets to total assets	0.27%	0.24%	0.20%	0.26%	0.32%
Nonperforming assets to loans receivable
and OREO	0.34%	0.30%	0.25%	0.32%	0.40%
Nonperforming loans to total loans receivable	0.34%	0.30%	0.25%	0.32%	0.40%
Allowance for loan losses to nonperforming loans	361.40%	412.96%	495.76%	378.16%	316.36%
Allowance for loan losses to total loans receivable	1.22%	1.22%	1.24%	1.22%	1.26%
Net charge-offs (recoveries) to average loans (7)	-0.03%	0.16%	0.06%	0.18%	0.00%

Capital Ratios:
Tier 1 leverage capital	12.60%	9.21%	9.07%	8.95%	9.31%
Tier 1 risk-based capital	14.17%	10.24%	10.25%	10.50%	10.75%
Common equity Tier 1 risk-based capital	13.72%	9.76%	9.75%	9.98%	10.21%
Total risk-based capital	16.65%	12.82%	12.90%	13.24%	13.54%

(1) Adjusted net income is a non-GAAP financial measure that excludes the impact of the revaluation of our deferred tax assets as a result of the reduction in the corporate income tax rate under the Tax Cuts and Jobs Act. The most directly comparable GAAP measure is net income. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under the caption “Non-GAAP Financial Measures.”

(2) Share and per share amounts are based on total common shares outstanding, which includes common stock and nonvoting common stock.
(3) Share and per share information has been adjusted to give effect to a one-for-five reverse stock split of our common shares completed effective May 4, 2018.

(4) Adjusted earnings per share is a non-GAAP financial measure that excludes the impact of the revaluation of our deferred tax assets as a result of the reduction in the corporate income tax rate under the Tax Cuts and Jobs Act. The most directly comparable GAAP measure is earnings per share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under the caption “Non-GAAP Financial Measures.”

(5) We calculate book value per share as total shareholders’ equity at the end of the relevant period divided by the outstanding number of our common shares, which includes common stock and nonvoting common stock, at the end of each period.

(6) Tangible book value per share is a non-GAAP financial measure. We calculate tangible book value per share as total shareholders’ equity at the end of the relevant period, less goodwill and other intangible assets, divided by the outstanding number of our common shares, which includes common stock and nonvoting common stock, at the end of each period. The most directly comparable GAAP financial measure is book value per share. We had no goodwill or other intangible assets as of any of the dates indicated. As a result, tangible book value per share is the same as book value per share as of each of the dates indicated.

(7) Annualized calculations

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP (“Generally Accepted Accounting Principles”) financial measures in addition to results presented in accordance with GAAP. These measures include the following:

“Adjusted net income” is a non-GAAP measure defined as net income increased by the additional income tax expense that resulted from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act. The most directly comparable GAAP measure is net income.

“Adjusted earnings per share” is a non-GAAP measure defined as net income, plus additional income tax expense, divided by weighted average outstanding shares (diluted). The most directly comparable GAAP measure is earnings per share.

The Company also presented comparable earnings information using GAAP financial measures. Reconciliations of the GAAP and non-GAAP measures are presented below.

(Dollars in thousands, except share and per share data)	As of and for three Months ended December 31, 2017
Adjusted net income:
Net income	$343
Plus: additional income tax expense	1,295
Adjusted net income	$1,638
Adjusted earnings per share – diluted:
Net income	$343
Plus: additional income tax expense	1,295
Adjusted net income	$1,638
Weighted average common shares outstanding– diluted (1)	9,240,737
Adjusted earnings per share – diluted (1)	$0.18

(1) Share and per share information has been adjusted to give effect to a one-for-five reverse stock split of our common shares completed effective May 4, 2018.